UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 17, 2007

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8 – Other Events

Item 8.01 Other Events

On May 17, 2007, Yum! Brands, Inc. (the “Company”) issued a press release announcing that its Board of Directors (“Board”) approved a two-for-one split of the Company’s outstanding shares of Common Stock. The stock split will be in the form of a stock dividend and will entitle each shareholder of record on June 1, 2007 to receive one additional share for every outstanding share on the record date. The stock dividend will be distributed on June 26, 2007, and YUM! Brands, Inc. Common Stock will begin trading on a split-adjusted basis on June 27, 2007.

The Company also announced the Board approved a dividend of $0.30 per share of Common Stock, prior to the two-for-one stock split, which will be distributed August 3, 2007 to shareholders of record at the close of business July 13, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release dated May 17, 2007 from Yum! Brands, Inc.:

Yum! Brands Announces 2-for-1 Stock Split

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: May 17, 2007	/s/ Ted F. Knopf
Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)

                Exhibit 99.1

Yum! Brands Announces 2-for-1 Stock Split

•	Declares Quarterly Dividend

Louisville, Ky. – May 17, 2007 – Yum! Brands Inc. (NYSE: YUM) announced today that its Board of Directors approved:

•	A 2-for-1 split of the company’s outstanding shares of common stock.
•	A dividend of $0.30 per share of common stock on a pre-split basis.

2-FOR-1 STOCK SPLIT

The Company’s Board of Directors approved a 2-for-1 split of the Company’s outstanding shares of common stock. The stock split will be in the form of a stock dividend and will entitle each shareholder of record at the close of business on June 1, 2007, to receive one additional share for every outstanding share of common stock held on the record date. The stock dividend will be distributed on June 26, 2007. Yum! Brands Inc. Common Stock will begin trading on a split-adjusted basis on June 27, 2007.

David C. Novak, Chairman and Chief Executive Officer, said, “I am very pleased to report that YUM Brands stock will be split 2-for-1 based on our Board’s confidence in our continued strong performance. We continue to deliver on four growth strategies to significantly increase shareholder value: building dominant restaurant brands in China; driving profitable international growth; improving U.S. brand positioning and returns; and driving high ROIC and strong shareholder payout.”

As a result of these efforts, the Company’s stock price has doubled in five years, going from a split adjusted $32.21 on June 17, 2002, when the company completed its first 2-for-1 split, to about $66 today.

Yum! Brands continues to generate significant free cash flow, even after investing capital in growth opportunities around the world. The Company expects to return this free cash flow to its shareholders in the form of substantial share buybacks and dividends. For 2007, the Company expects to return $1.3 billion to its shareholders, reducing its share count by at least 3% through share buybacks and paying a significant dividend. The Company initiated its first quarterly dividend of $0.10 per share in 2004 and has subsequently increased it three times, including a recent doubling of the dividend to $0.30 per share. Any and all future dividends will be adjusted for the 2-for-1 stock split.

“With our global-growth track record and ability to generate a lot of cash, we have proven once again that we are Not Your Ordinary Restaurant Company. Our future is brighter than ever and we are gratified to be able to share the Company’s continued success with our shareholders,” Novak said.

QUARTERLY DIVIDEND

The Company’s Board of Directors also approved a dividend of $0.30 per share of common stock prior to the 2-for-1 stock split announced above. As a result of the 2-for-1 split, every outstanding share of common stock will receive an additional share; therefore, the actual dividend paid will be $0.15 per existing and new share. This dividend will be distributed on August 3, 2007, to shareholders of record at the close of business on July 13, 2007. Finally, any and all future dividends will be adjusted for the 2-for-1 stock split.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 110 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2006, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by Fortune, one of the “40 Best Companies for Diversity” by Black Enterprise Magazine for the past two years, one of Black Enterprise Magazine’s “30 Hottest Franchises for 2006,” one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50

Corporations for Supplier Diversity” by Hispanic Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”